Exhibit 10.1

Glassbridge Enterprises, Inc.

551 Madison Avenue, Suite 800

New York, New York 10022

June 19, 2025

Alex Spiro

Re:	Promissory Note (Revolver) (as the same may be amended or modified from time to time, “Note”), dated as of July 16, 2024, by Glassbridge Enterprises, Inc., a Delaware corporation (“Maker”), for the benefit of Alex Spiro (“Payee”)

Alex:

Reference is made to the Note. Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the respective meanings ascribed to such terms in the Note.

Maker and Payee agree as follows:

1.	On or prior to July 31, 2025, Maker shall make a payment of principal owing under the Note in the amount of $6,000,000.00 and, on and after giving effect to such repayment, (a) the aggregate outstanding principal amount of the Advances shall be reduced by the amount of such repayment, and (b) Section 2(a) of the Note shall be deemed to be amended to reduce the amount of the Commitment to $4,000,000.00.

2.	Section 2(d) of the Note is hereby deleted in its entirety.

3.	The definition of “Maturity Date” contained in Section 25 of the Note is hereby amended in its entirety to provide as follows:

““Maturity Date” means January 16, 2027, or such earlier date on which the repayment of the Obligations has been accelerated as provided in Section 10 hereof.”

4.	Sections 13, 15, 16, 17, 19, 20, 21, 23 and 24 of the Note are hereby incorporated in this Letter Agreement by reference to the same extent and with the same force as if fully set forth herein.

5.	Maker shall reimburse Payee on demand for all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the negotiation, execution and delivery this Letter Agreement and the amendment of the Note hereby.

6.	This Letter Agreement amends the Note and except as specifically modified or amended by the terms of this Letter Amendment, all other terms and provisions of the Note shall continue in full force and effect. Nothing in this Letter Agreement shall be construed as a novation of the Note or any of the indebtedness evidenced thereby.

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Very truly yours,

GLASSBRIDGE ENTERPRISES, INC.,
a Delaware corporation

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

The terms and conditions set forth in this Letter Agreement have been reviewed and agreed to by the undersigned as of the date set forth above.

PAYEE:

By:	/s/ Alex Spiro
Name:	Alex Spiro